Exhibit 99.1

Contacts: Paul Arling (UEI) 714.918.9500
Becky Herrick (IR Agency) 415.433.3777

UNIVERSAL ELECTRONICS REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS
- Reported net sales of $147.6 million and EPS of $0.67 -
- Signed agreement to acquire the assets of Ecolink Intelligent Technology, Inc. -
SANTA ANA, CA – August 6, 2015 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and six months ended June 30, 2015.
Paul Arling, UEI's Chairman and CEO, stated: “Our second quarter financial results were in line with our expectations as we achieved net sales of $147.6 million and EPS of $0.67. It is important to note 2014 represented the most successful year in UEI’s history, making these 2015 results all the more impressive. We believe this is just the beginning. Today, we announced an agreement to acquire the assets of Ecolink, a leading provider of smart home solutions. Coupling these solutions with our existing products and technologies, we will enable the various devices in the increasingly complex home to be controlled by and/or communicate with each other. Most significantly for UEI, we now have a broader set of solutions to offer our existing service provider customers who are at the forefront of this trend.”
“In addition, just last week we reached an important milestone as QuickSet has now shipped in more than 150 million devices around the world. Industry-leading companies continue to adopt our products and technologies as they seek to provide consumers with increasingly advanced features for controlling their home entertainment devices. We saw below average order volumes from some of our customers in the second quarter as they depleted their existing inventories in advance of their new advanced product rollouts. We expect our customers to ramp up their orders for these new products in the second half of 2015.”
Adjusted Pro Forma Financial Results for the Three Months Ended June 30: 2015 Compared to 2014

•	Net sales were $147.6 million, compared to $146.3 million.

•	Business Category revenue was $135.5 million, compared to $132.7 million. The Business Category contributed 91.8% of total net sales, compared to 90.7%.

•	Consumer Category revenue was $12.1 million, compared to $13.6 million. The Consumer Category contributed 8.2% of total net sales, compared to 9.3%.

•	Gross margins were 27.5%, compared to 29.9%.

•	Operating expenses were $27.0 million, compared to $29.3 million.

•	Operating income was $13.5 million, compared to $14.5 million.

•	Net income was $10.7 million, or $0.67 per diluted share, compared to $10.6 million, or $0.66 per diluted share.

•	At June 30, 2015, cash and cash equivalents was $82.2 million.
Adjusted Pro Forma Financial Results for the Six Months Ended June 30: 2015 Compared to 2014

•	Net sales were $280.3 million, compared to $276.2 million.

•	Gross margins were 27.9%, compared to 29.2%.

•	Operating expenses were $55.6 million, compared to $57.3 million.

•	Operating income was $22.6 million, compared to $23.2 million.

•	Net income was $18.2 million, or $1.13 per diluted share, compared to $17.0 million, or $1.05 per diluted share.

Financial Outlook
For the third quarter of 2015, the company expects net sales to range between $164.0 million and $172.0 million, compared to $147.8 million in the third quarter of 2014. Adjusted pro forma earnings per diluted share for the third quarter of 2015 are expected to range from $0.77 to $0.87, compared to adjusted pro forma earnings per diluted share of $0.80 in the third quarter of 2014.
Acquisition of Assets from Ecolink Intelligent Technology, Inc.
In a separate press release, UEI announced it has agreed to acquire the assets of U.S.-based Ecolink Intelligent Technology, a leading developer of smart home technology. The company designs, develops and manufactures a wide range of innovative and intelligent wireless security and home automation products dedicated to redefining the home security experience. Ecolink has over 20 years of combined experience in the residential security industry and holds more than 25 pending and issued patents.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, August 6, 2015 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its second quarter 2015 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414 and for international calls dial 315-625-3071 approximately 10 minutes prior to the start of the conference. The conference ID is 86195150. The conference call will also be broadcast live over the Internet and available for replay for one year at www.uei.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 855-859-2056 and internationally, 404-537-3406. Enter access code 86195150.
Use of Non-GAAP Financial Metrics
Non-GAAP gross margins, Non-GAAP operating expenses, and Non-GAAP net income and earnings per share are supplemental measures of the company's performance that are not required by, and are not presented in accordance with GAAP. The Non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Non-GAAP gross profit is defined as gross profit excluding depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions. Non-GAAP operating expenses are defined as operating expenses excluding amortization of intangibles acquired, employee related restructuring costs, and stock-based compensation expense. Non-GAAP net income is defined as net income from operations excluding the aforementioned items and the related tax effects. A reconciliation of Non-GAAP financial results to GAAP results is included at the end of this press release.
About Universal Electronics
Founded in 1986, Universal Electronics Inc. (UEI) is the global leader in wireless control technology for the connected home. UEI designs, develops, and delivers innovative solutions that enable consumers to control entertainment devices, digital media, and home systems. The company's broad portfolio of patented technologies and database of infrared control software have been adopted by many Fortune 500 companies in the consumer electronics, subscription broadcast, and computing industries. UEI sells and licenses wireless control products through distributors and retailers under the One For All® brand name. For additional information, visit our website at www.uei.com.
Safe Harbor Statement
This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the company’s ability to maintain and build its relationships with key customers; the company’s ability to anticipate the needs and wants of its customers and timely develop and deliver products that will meet those needs and wants; the timing of new product rollout orders from the company’s customers as anticipated by management; the continued trend of the home entertainment industry in providing consumers with more advanced technologies; the successful closing of the transaction between UEI and Ecolink and integration of their respective business lines; the timely development, delivery and market acceptance of products and technologies such as home security, home automation, wireless sensors and other technologies identified in this release; the continued penetration and growth of next generation consumer technologies; management's ability to manage its business to achieve its revenue and earnings as guided; and the other factors described in the company's filings with the U.S. Securities and Exchange Commission. The actual results the company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$82,162	$112,521
Accounts receivable, net	103,624	97,989
Inventories, net	109,121	97,474
Prepaid expenses and other current assets	6,942	6,856
Income tax receivable	71	77
Deferred income taxes	5,160	5,048
Total current assets	307,080	319,965
Property, plant, and equipment, net	84,038	76,135
Goodwill	30,593	30,739
Intangible assets, net	23,761	24,614
Deferred income taxes	6,747	6,146
Other assets	5,706	5,471
Total assets	$457,925	$463,070
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$78,022	$69,991
Line of credit	12,000	—
Accrued compensation	33,672	40,656
Accrued sales discounts, rebates and royalties	6,558	8,097
Accrued income taxes	4,293	4,263
Deferred income taxes	—	—
Other accrued expenses	13,614	13,358
Total current liabilities	148,159	136,365
Long-term liabilities:
Deferred income taxes	8,529	8,456
Income tax payable	566	566
Other long-term liabilities	2,031	2,062
Total liabilities	159,285	147,449
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 23,046,634 and 22,909,884 shares issued on June 30, 2015 and December 31, 2014, respectively	230	229
Paid-in capital	221,621	214,710
Accumulated other comprehensive income (loss)	(7,606)	(4,446)
Retained earnings	239,630	226,066
	453,875	436,559
Less cost of common stock in treasury, 7,657,183 and 7,008,475 shares on June 30, 2015 and December 31, 2014, respectively	(155,235)	(120,938)
Total stockholders’ equity	298,640	315,621
Total liabilities and stockholders’ equity	$457,925	$463,070

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$147,551	$146,315	$280,256	$276,160
Cost of sales	107,271	102,757	202,567	196,056
Gross profit	40,280	43,558	77,689	80,104
Research and development expenses	4,096	4,119	8,530	8,396
Selling, general and administrative expenses	25,784	27,765	52,656	54,044
Operating income	10,400	11,674	16,503	17,664
Interest income (expense), net	104	(71)	214	(87)
Other income (expense), net	56	(334)	286	(683)
Income before provision for income taxes	10,560	11,269	17,003	16,894
Provision for income taxes	2,185	2,781	3,439	4,133
Net income	$8,375	$8,488	$13,564	$12,761
Earnings per share:
Basic	$0.53	$0.54	$0.86	$0.81
Diluted	$0.52	$0.53	$0.84	$0.79
Shares used in computing earnings per share:
Basic	15,732	15,784	15,819	15,785
Diluted	16,029	16,141	16,136	16,151

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash provided by operating activities:
Net income	$13,564	$12,761
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,412	8,849
Provision for doubtful accounts	138	69
Provision for inventory write-downs	1,617	1,550
Deferred income taxes	(655)	901
Tax benefit from exercise of stock options and vested restricted stock	689	1,154
Excess tax benefit from stock-based compensation	(713)	(1,142)
Shares issued for employee benefit plan	593	537
Stock-based compensation	3,983	3,251
Changes in operating assets and liabilities:
Accounts receivable	(8,741)	(12,856)
Inventories	(14,994)	5,095
Prepaid expenses and other assets	(378)	134
Accounts payable and accrued expenses	1,395	10,382
Accrued income taxes	32	(1,894)
Net cash provided by operating activities	5,942	28,791
Cash used for investing activities:
Acquisition of property, plant, and equipment	(15,655)	(7,714)
Acquisition of intangible assets	(1,252)	(663)
Net cash used for investing activities	(16,907)	(8,377)
Cash provided by (used for) financing activities:
Borrowings under line of credit	19,500	—
Repayments on line of credit	(7,500)	—
Proceeds from stock options exercised	1,648	4,665
Treasury stock purchased	(34,297)	(14,275)
Excess tax benefit from stock-based compensation	713	1,142
Net cash provided by (used for) financing activities	(19,936)	(8,468)
Effect of exchange rate changes on cash	542	(478)
Net increase (decrease) in cash and cash equivalents	(30,359)	11,468
Cash and cash equivalents at beginning of year	112,521	76,174
Cash and cash equivalents at end of period	$82,162	$87,642

Supplemental Cash Flow Information:
Income taxes paid	$2,979	$3,182

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED PRO FORMA FINANCIAL RESULTS
(In thousands, except share-related data)
(Unaudited)

	Three Months Ended June 30, 2015			Three Months Ended June 30, 2014
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$147,551	$—	$147,551	$146,315	$—	$146,315
Cost of sales (1)	107,271	(250)	107,021	102,757	(236)	102,521
Gross profit	40,280	250	40,530	43,558	236	43,794
Research and development expenses (2)	4,096	(106)	3,990	4,119	(100)	4,019
Selling, general and administrative expenses (3)	25,784	(2,725)	23,059	27,765	(2,441)	25,324
Operating income	10,400	3,081	13,481	11,674	2,777	14,451
Interest income (expense), net	104	—	104	(71)	—	(71)
Other income (expense), net	56	—	56	(334)	—	(334)
Income before provision for income taxes	10,560	3,081	13,641	11,269	2,777	14,046
Provision for income taxes (4)	2,185	743	2,928	2,781	670	3,451
Net income	$8,375	$2,338	$10,713	$8,488	$2,107	$10,595
Earnings per share diluted	$0.52	$0.15	$0.67	$0.53	$0.13	$0.66

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$280,256	$—	$280,256	$276,160	$—	$276,160
Cost of sales (5)	202,567	(501)	202,066	196,056	(471)	195,585
Gross profit	77,689	501	78,190	80,104	471	80,575
Research and development expenses (6)	8,530	(211)	8,319	8,396	(201)	8,195
Selling, general and administrative expenses (7)	52,656	(5,367)	47,289	54,044	(4,902)	49,142
Operating income	16,503	6,079	22,582	17,664	5,574	23,238
Interest income (expense), net	214	—	214	(87)	—	(87)
Other income (expense), net	286	—	286	(683)	—	(683)
Income before provision for income taxes	17,003	6,079	23,082	16,894	5,574	22,468
Provision for income taxes (8)	3,439	1,483	4,922	4,133	1,346	5,479
Net income	$13,564	$4,596	$18,160	$12,761	$4,228	$16,989
Earnings per share diluted	$0.84	$0.28	$1.13	$0.79	$0.26	$1.05

(1)
To reflect depreciation expense of $0.3 million and $0.2 million for the three months ended June 30, 2015 and 2014, respectively, related to the mark-up in fixed assets from cost to fair value as a result of acquisitions.

(2)	To reflect stock-based compensation expense for the three months ended June 30, 2015 and 2014.

(3)
To reflect amortization expense of $0.7 million for each of the three months ended June 30, 2015 and 2014 related to intangible assets acquired as part of acquisitions. In addition, to reflect stock-based compensation expense of $1.9 million and $1.5 million for the three months ended June 30, 2015 and 2014, respectively. Also, to reflect other employee related restructuring costs of $0.1 million and $0.2 million for the three months ended June 30, 2015 and 2014, respectively.

(4)	To reflect the tax effect of the adjustments.

(5)	To reflect depreciation expense of $0.5 million for each of the six months ended June 30, 2015 and 2014 related to the mark-up in fixed assets from cost to fair value as a result of acquisitions.

(6)	To reflect stock-based compensation expense for the six months ended June 30, 2015 and 2014.

(7)
To reflect amortization expense of $1.5 million for each of the six months ended June 30, 2015 and 2014 related to intangible assets acquired as part of acquisitions. In addition, to reflect stock-based compensation expense of $3.8 million and $3.0 million for the six months ended June 30, 2015 and 2014, respectively. Also, to reflect other employee related restructuring costs of $0.1 million and $0.4 million for the six months ended June 30, 2015 and 2014, respectively.

(8)	To reflect the tax effect of the adjustments.

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